NCR/AMCOM SUPPORT AGREEMENT

Contract # 63-181-89

This agreement is made and entered into the 1st day of July, 1989 by and between NCR Corporation, and Amcom Corporation.

Scope of This Agreement

Amcom is in the primary business of buying used and excess computer equipment manufactured by IBM and other manufacturers to tear down for spare parts. It is anticipated that NCR will purchase spare parts, maintenance service and rework service from Amcom in order to support NCR's third party customer base.

Definitions

A. Part is defined as any spare part, detailed part, sub assembly or assembly.

B.       Product is defined as any end unit.

C. Maintenance is defined as any prepaid rework function where all parts and labor are covered for a blanket fee.

D. Rework is defined as the process of testing and repairing a part or product to like new condition.

E. Rework is defined as the process by which an NCR field location will return a part directly to Amcom for rework and then Amcom will rework and return the part directly to the NCR location. This process is described in detail in Attachment A.

Term of This Agreement

The term of this agreement shall commence on the date specified above and shall continue for an initial period of six months to one year, at which time the parties may renew this agreement, or renegotiate an agreement to cover a long relationship.

Emergency Orders

Amcom shall use its best effort to drop ship Emergency Spare Parts to locations specified by NCR within twenty-four (24) hours following receipt of purchase order. Amcom will notify NCR of the following information at the time of shipment.

             Air Bill Number                    Flight Number
             Carrier Name                       Departure and arrival times
             Airline and/or freight forwarder

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If an order cannot ship within 24 hours, Amcom will advise NCR of all details within 24 hours of order placement. Amcom will accept emergency orders by telephone or fax.

Purchase Orders

Amcom agrees to accept and acknowledge purchase orders for parts and rework. Amcom shall accept purchase orders via telephone, facsimile, telex or mail.

Rework

Amcom agrees to rework parts returned to NCR to a like new condition and to maintain the necessary tools, test equipment, documentation, and detailed parts to perform this service. Pricing for rework shall be in accordance with Attachment B of this agreement.

Spare Parts Sales

Amcom agrees to sell NCR spare parts. Amcom will perform testing on these parts to insure parts function like new. All parts sold to NCR will be clearly labeled with both the NCR and manufacturers part number. Pricing for parts will be in accordance with Attachment C of this agreement.

Maintenance

A. Amcom will accept any of the products listed on Attachment D under a maintenance agreement. Charges for maintenance will be in accordance with Attachment D.

B. NCR agrees to provide Amcom with a list of serial numbers to be placed under maintenance no later than August 31, 1989. Amcom agrees to allow NCR to make additions and deletions from the list as conditions require and will make appropriate adjustments in charges.

Packaging

All shipments to NCR shall be packed individually except in the case of small parts such as screws, resistors, etc. Electronic components should be shipped with appropriate protective materials to guarantee safe arrival (i.e., plug-in-boards should be in static controlled packaging and foam-lined packs or padded cartons). No more than one purchase order shall be shipped inside a box, but, multiple boxes may be placed inside a larger container.

Warranty

Amcom warranties that all parts and products sold to or reworked for NCR shall be functionally new for a period of 90 days more the date NCR installs the parts or parts at a customers location.

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Payment

Payment terms shall be net 30 days after the receipt of the parts or the receipt of the invoice, which ever is later.

Sell Back of Excess Parts

Amcom agrees to negotiate with NCR to reach a fair and reasonable price for spare parts purchased under this agreement which NCR considers excess.

Arbitration

Any controversy or claim arising out of or related to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association and the judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

Notices

Notices and other communications by a party under this agreement, other than invoices and notices as to shipments and insurance, shall be deemed given when deposited in the United States, or in the mails of the applicable country in which Product(s) Units have or are being purchased, postage prepaid, addressed as follows:

NCR CORPORATION                                           AMCOM CORPORATION
Attention Purchasing Manager                              5555 West 78th Street
200 Highway 74 South                                      Minneapolis, MN 55435
Peachtree City, GA 30269

Quality Control

NCR has significant interest in the quality of the product because it has a useful life longer than the obligation of this agreement and because good will lost by malfunctioning products even though they may be corrected at Amcom's expense. Therefore, Amcom will take all necessary steps to see that all products, assembles and spare parts purchased by NCR meet NCR's quality control standards.

IN WITNESS THEREOF the parties hereto have caused this Agreement to be executed as of the day and year first above set forth.

BY: _________________________________      BY: ________________________________
                              (Date)                                    (Date)
TITLE: ______________________________      TITLE: _____________________________


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                                 ATTACHMENT "A"
                                SUPPLIER LOOPING

DEFINITION

Supplier Looping occurs when NCR's locations or districts send defective parts directly to you, our rework source. When you complete the repair, you return the part to the service location and then bill NCR Worldwide Service Parts Center
(WSPC), Peachtree City, GA for the repair.

NCR has 111 districts in the United States than can participate in supplier looping. International sites are not currently set up to participate in this program.

INSTRUCTIONS

1.     You will receive parts from each district once a week.

2. Each part will have a Defective Part ID Tag (Form F-6718) attached. Refer to Figure 1 for an example of this tag.

       In the top left corner, there is a preprinted document number that identifies the part as it moves in and out of NCR's inventory. This document number also identifies receipts for WSPC allowing our Finance Department to promptly pay invoices. This tag must accompany the repaired part back to the sending location.

3. A Return Authorization Report will accompany each shipment. Refer to Figure 2 for an example of this report.

       This report is your packing list and contains a list of all parts that were sent to you in this shipment. The district number of the originating district (1 in the example), the document number (2 in the example), the NCR part number (3 in the example), and the part description (4 in the example) are included in this report. This report also contains other information that is used by NCR.

       The document number on the Return Authorization Report should match the document number that is printed on the Defective Part ID Tag.

4. After repairing the part, return it (with the Defective Part ID Tag attached) to the originating district.

       We will provide a numeric listing of all United States locations that includes the following information.

              o     Servicing locations and their addresses.
              o     Parts room contacts and their telephone numbers.

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       Parts can be batched and shipped weekly. Please ship Federal Express and bill freight charges to NCR's Federal Express third party account number 1373-4850-0.

5. When you have shipped the parts to the district, invoice WSPC. We will pay you within the terms of your invoice, but not until the district notifies us that they have received the parts. If you prefer, you may send a weekly or monthly summary invoice accompanied by back-up documentation.

6.     Your invoice should contain the following information.

              o     The document number and the location code from the Defective
                    Part ID Tag for each repaired item
              o     The location code from the Defective Part ID Tag
              o     The quantity repaired
              o     The rework charges for each item repaired

7. Notify your normal WSPC contact when parts require upgrades other than the ones known by NCR.

8. Return items that are discrepancies (wrong part numbers, parts that did not match the paper work, etc.) and parts that could not be repaired to the originating district with an explanation attached to the part.


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